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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Destia Communications, Inc.:

    As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made part of this registration statement.

                                          /s/ ARTHUR ANDERSEN LLP
                                           ARTHUR ANDERSEN LLP

New York, New York
October 12, 1999